Exhibit 10.12

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of June 25, 2015 (this “Agreement”), is made by and among CNX Coal Resources LP, a Delaware limited partnership (the “Partnership”), and each of the entities identified on Exhibit A hereto (each, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “LP Agreement”).

WITNESSETH:

WHEREAS, the Partnership has filed a registration statement on Form S-1 (File No. 333-203165) (as amended as of the date hereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of 8,000,000 common units with an option to sell up to an additional 1,200,000 common units representing limited partner interests in the Partnership (the “Common Units”);

WHEREAS, concurrent with the consummation of the IPO, the Partnership desires to issue and sell, and the Purchasers desire to purchase, upon the terms and conditions specified herein, an aggregate number of Common Units in an amount not less than 2,000,000 Common Units and no greater than 5,000,000 Common Units, for a price per Common Unit of $15.00; and

WHEREAS, the Purchasers currently own shares of CONSOL Energy Inc. common stock and there exists a substantive, pre-existing relationship between the Partnership and the Purchasers.

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Sale and Purchase of Common Units. Subject to the terms and conditions of this Agreement, on the Closing (as defined below), the Partnership shall sell and issue to the Purchasers an aggregate number of Common Units (collectively, the “Purchased Common Units”) equal to the greater of (A) 2,000,000 and (B) difference between (x) 10,000,000 and (y) that number of Common Units sold by the Partnership on the date of the Closing (the “Closing Date”) pursuant to the Registration Statement; provided that such aggregate amount of Common Units shall not exceed 5,000,000. Each Purchaser shall purchase such percentage of the Purchased Common Units in accordance with its allocation percentage set forth opposite such Purchaser’s name in the column labeled “Applicable Percentage” on Exhibit A hereto. The Partnership shall provide each Purchaser with advanced written notice of the number of Purchased Common Units to be purchased by each Purchaser no later than three business days prior to the consummation of the IPO.

2. Purchase Price. The purchase price per Common Unit shall be $15.00. Subject to the terms and conditions of this Agreement, on the Closing, each Purchaser shall pay to the Partnership an aggregate amount equal to the product of (x) $15.00 multiplied by (y) the number of Common Units to be purchased by such Purchaser (such product, the “Purchase Price”), such payment to be made by wire transfer of immediately available funds in accordance with wire instructions delivered by the Partnership to the Purchasers in writing at least two business days prior to Closing.

3. Closing. The closing of the purchase and sale of the Purchased Common Units hereunder, including payment for and delivery of the Purchased Common Units (the “Closing”), will take place at the offices of the Partnership or the Partnership’s legal counsel concurrently with, and shall be subject to, the completion of the IPO, as well as the other conditions set forth in Section 7 herein.

4. Representations and Warranties of the Partnership. The Partnership hereby represents and warrants to each Purchaser that as of the date hereof and on the Closing Date:

4.1. Existence and Power. The Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all partnership powers required to carry on its business as now being, and as proposed to be, conducted. The Partnership is authorized or duly qualified to do business as a foreign partnership and in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.

4.2. Authorization. The execution, delivery and performance by the Partnership of its obligations under this Agreement, and the consummation by the Partnership of the transactions contemplated hereby, are within the Partnership’s partnership power and have been duly authorized by all necessary partnership action on the part of the Partnership. This Agreement has been duly and validly executed by the Partnership and constitutes the valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, amalgamation, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

4.3. Governmental and Court Authorization. The execution, delivery and performance by the Partnership of this Agreement do not require consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority (collectively, the “Consents”), that has not been obtained or made, except such Consents as have been, or at or prior to the Closing Date will be, obtained or made.

4.4. Non-Contravention. The execution, delivery and performance by the Partnership of its obligations under this Agreement do not and will not (A) contravene or conflict with the Partnership’s organizational documents or (B) (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Partnership, (ii) in any material respect, require any consent, approval or other action by any person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Partnership to a loss of any benefit to which the Partnership is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the Partnership or any license, franchise, permit or other similar authorization held by the Partnership or (iii) in any material respect, result in the creation or imposition of any encumbrances.

4.5. Authorization of the Purchased Common Units. When issued, sold, and delivered in accordance with this Agreement, the Purchased Common Units will be validly issued in accordance with the LP Agreement, and the Purchasers will have no obligation to make further payments for the Purchased Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership solely by reason of being limited partners of the Partnership. The Purchased Common Units are not subject to preemptive or similar rights of the unit holders of the Partnership or others and each Purchaser will have good title to their Purchased Common Units free and clear of all liens, claims and encumbrances, other than any liens, claims and encumbrances created or arising under (a) the LP Agreement and (b) the Delaware Revised Uniform Limited Partnership Act.

4.6. Capitalization. Upon the consummation of this Agreement and assuming the issuance and sale of 2,000,000 Common Units pursuant to this Agreement and the issuance and sale of Common Units pursuant to the Registration Statement on the Closing (excluding the exercise of any option to sell up to an additional 1,200,000 Common Units), the capitalization shall be as set forth in the disclosure in the section in the pro forma column under the heading “Capitalization” in the Registration Statement. Except with respect to securities disclosed in the section under the heading “Capitalization” in the Registration Statement, there are no outstanding options, options, rights to subscribe to, or securities or rights convertible or exercisable into or exchangeable for any Partnership Interests, or arrangements by which the Partnership is or may become bound to issue additional Partnership Interests.

4.7. Disclosure. The Registration Statement, as it may be further amended at the date and time that it becomes effective, shall not, as of such date and time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the final prospectus to be included in the Registration Statement, as of its date, shall not contain any untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Amendment Number 7 to the Registration Statement does not, as of the date of its filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4.8. Relationship. The Partnership has a substantive, pre-existing relationship with each Purchaser.

4.9. Investment Company Act. The Partnership has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Closing and the IPO and the use of proceeds therefrom, the Partnership is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act.

4.10. No Registration. It is not necessary, in connection with the issuance and sale of the Purchased Common Units in the manner contemplated by this Agreement, to register the Purchased Common Units under the Securities Act.

5. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Partnership, severally, and not jointly and severally, with respect to itself only, that, as of the date hereof and on the Closing Date:

5.1. Existence and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and has all partnership power required to carry on its business as now being, and as proposed to be, conducted.

5.2. Authorization. The execution, delivery and performance by such Purchaser of its obligations under this Agreement, and the consummation by such Purchaser of the transactions contemplated hereby, are within such Purchaser’s power and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly and validly executed by the Purchaser and constitutes the valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, amalgamation, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

5.3. Purchase for Investment

a) Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

b) The Purchased Common Units being acquired by such Purchaser are being acquired for such Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or offering thereof within the meaning of the Securities Act.

c) Such Purchaser understands and acknowledges that the offering of the Purchased Common Units pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Purchased Common Units is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Purchased Common Units will constitute “restricted securities” under the Securities Act and such laws and may not be sold unless the Purchased Common Units are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

d) Such Purchaser has a substantive, pre-existing relationship with the Partnership.

e) Such Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser’s prospective investment in such Purchaser’s portion of the Purchased Common Units; (ii) has the ability to bear the economic risks of such Purchaser’s prospective investment; and (iii) has not been offered the Purchased Common Units by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

6. Other Actions. The Partnership and each of the Purchasers, severally and not jointly, agree to execute and deliver such other documents and take such other actions, as a party hereto may reasonably request for the purpose of carrying out the intent of this Agreement. The provisions of this Section 6 shall survive the consummation of the transactions contemplated hereby.

7. Conditions to and Documents to be Delivered at the Closing. The obligation of the parties to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the conditions set forth below. Any such condition may be waived by the other parties hereto by proceeding with the Closing.

7.1. Documents to be Delivered by the Partnership. At the Closing, the Partnership shall deliver to each Purchaser the following:

a) A (i) copy of resolutions of the board of directors of CNX Coal Resources GP LLC (the “General Partner”), authorizing the execution, delivery and performance of this Agreement and the documents related thereto and the issuance of the Purchased Common Units to the Purchasers and (ii) a certificate of the secretary or assistant secretary, dated as of the Closing Date certifying that such resolutions were duly adopted and are in full force and effect;

b) A written waiver, in form and substance reasonably acceptable to the Purchasers in their sole discretion, duly executed by the General Partner and the board of directors of the General Partner, pursuant to which (x) the General Partner and the board of directors of the General Partner irrevocably agree that, to the extent the Purchasers own the Purchased Common Units and such Common Units consist of 20% or more of the Outstanding Partnership Interests of any class, such Common Units shall be entitled to be voted on any matter and shall be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter that is to be voted on by the Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the LP Agreement notwithstanding the limitation on voting by a Person or Group that beneficially owns 20% or more of the Outstanding Partnership Interests of any class set forth in the definition of “Outstanding” in the LP Agreement and (y) the board of directors of the General Partner approves of the matters set forth in clause (x) with respect to the Purchasers in accordance with clause (iii) of the definition of “Outstanding” in the LP Agreement; provided, however, that the waiver described in this Section 7.1(b) shall automatically and forever terminate at such time that the Purchasers collectively do not hold 20% or more of the Outstanding Partnership Interests unless the Purchasers collectively hold less than 20% or more of the Outstanding Partnership Interests as result of an action by the Partnership with the purpose of terminating the waiver. For the avoidance of doubt, to the extent the Purchasers own the Purchased Common Units and such Common Units consist of less than 20% of the Outstanding Partnership Interests of any class, such Common Units shall be entitled to be voted on any matter and shall be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter that is to be voted on by the Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the LP Agreement.

c) A duly authorized and executed counterpart, executed by the Partnership, to a customary registration rights agreement, in form and substance acceptable to the Purchasers in their reasonable discretion (the “Registration Rights Agreement”) pursuant to which the Purchasers will be granted customary registration rights with respect to the Common Units acceptable to the Purchasers and consistent with the disclosure regarding such registration rights in the Registration Statement; provided, that the rights, terms and conditions of the Purchasers pursuant to such Registration Rights Agreement shall not be materially less favorable to the Purchasers, as determined by the Purchasers, in their reasonable discretion, than the relevant rights, terms and conditions set forth in Section 7.12 of the LP Agreement.

d) A certificate, duly executed by an authorized officer of the Partnership, certifying that the (i) IPO has been completed and (ii) at least 5,000,000 Common Units have been sold on the date of the Closing pursuant to and in connection with the IPO for a price per Common Unit of at least $15.00, and setting forth the total number of Common Units sold in the IPO (and it shall be a further condition to the Purchasers’ obligations under this Agreement that the matters in such certificate shall be true and correct on or prior to the Closing); and

e) Such other documents as the Purchasers shall reasonably request.

7.2. Documents to be Delivered by the Purchasers. At the Closing, each Purchaser shall deliver to the Partnership its respective portion of the Purchase Price and a counterpart to the Registration Rights Agreement.

7.3. Consummation of the IPO. The IPO shall have been consummated. For the avoidance of doubt, the Partnership shall have no obligation to consummate the IPO.

8. Miscellaneous.

8.1. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

To the Partnership:

CNX Coal Resources LP

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Attn: Lorraine L. Ritter, Chief Financial Officer and Chief Accounting Officer, CNX Coal Resources LP

with a copy to:

CONSOL Energy Inc.

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Attn: David Khani, Chief Financial Officer, CONSOL Energy Inc.

To the Purchasers: At the address set forth below each Purchasers name on Exhibit A hereto.

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Fax No.: (212) 872-1002

Attn: Kerry E. Berchem

8.2. Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.3. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

8.4. Section Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise effect the meaning hereof.

8.5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

8.7. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement by operation of law or otherwise, without the prior written consent of the other parties hereto.

8.8. Termination. This Agreement may be terminated at any time prior to Closing by the written agreement of the Partnership and the Purchasers. Notwithstanding anything in this Agreement to the contrary, this Agreement, including all obligations of the Purchasers and the Partnership hereunder, shall terminate and be of no effect as of July 10, 2015 if the Closing has not occurred by such date; provided, however that Section 8 shall survive any termination of this Agreement.

8.9. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.8, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective Affiliates, or their respective directors, officers or employees; provided that no such termination shall relieve any party hereto from liability for any material breach of this Agreement or bad faith conduct that occurred prior to, or in connection with, such termination.

8.10. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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(Signature Page Follows)

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized signatories on the date first written above.

THE PARTNERSHIP:

CNX COAL RESOURCES LP

By: CNX Coal Resources GP LLC, its general partner

By:	/s/ Lori Ritter
Name:	Lori Ritter
Title:	CFO

THE PURCHASERS:

GREENLIGHT CAPITAL, LP

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	Chief Operating Officer/Chief Financial Officer

GREENLIGHT CAPITAL QUALIFIED, LP

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	Chief Operating Officer/Chief Financial Officer

GREENLIGHT CAPITAL (GOLD), LP

By: DME Capital Management, LP, its investment manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	Chief Operating Officer/Chief Financial Officer

EXHIBIT A

Purchaser Name and Address	Applicable Percentage	Column X Minimum Purchased Common Units Amount	Column Y Maximum Purchased Common Units Amount
Greenlight Capital Qualified, LP c/o Greenlight Capital 140 East 45th Street 24th Floor New York, NY 10017 Attention: Harry Brandler and Andy Weinfeld	54.54%	1,090,846	2,727,115

Greenlight Capital, LP c/o Greenlight Capital 140 East 45th Street 24th Floor New York, NY 10017 Attention: Harry Brandler and Andy Weinfeld	9.23%	184,680	461,701

Greenlight Capital (Gold), LP c/o Greenlight Capital 140 East 45th Street 24th Floor New York, NY 10017 Attention: Harry Brandler and Andy Weinfeld	36.22%	724,474	1,811,184